Exhibit 3.1

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 02:30 PM 04/07/1999

991135740—3026651

CERTIFICATE OF INCORPORATION

OF

COLUMBCO DELAWARE INC.

FIRST. The name of the corporation is Columbco Delaware Inc.

SECOND. The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The Name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which the corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares which the corporation shall have authority to issue is 200,000 shares of Common Stock, and the par value of each of such shares is $0.01.

FIFTH. The name and mailing address of the incorporator is Anna Kuzmik Walker, 1701 Pennsylvania Avenue, N.W., Suite 800, Washington, DC 20006.

SIXTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

EIGHTH. Any action required or permitted to be taken by the holders of Common Stock of the corporation, including but not limited to the election of directors, may be taken by written consent or consents but only if such consent or consents are signed by all holders of Common Stock.

NINTH. A Director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article NINTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

IN WITNESS WHEREOF, I have signed this certificate of incorporation this 7th day of April, 1999.

/s/ Anna Kuzmik Walker
Anna Kuzmik Walker

CERTIFICATE OF MERGER

OF

COLUMBCO, INC.

INTO

COLUMBCO DELAWARE INC.

The undersigned corporation DOES HEREBY CERTIFY:

FIRST: That the name, state of domicile and authorized capital stock of each of the constituent entities in the merger is as follows:

NAME	STATE OF DOMICILE	AUTHORIZED CAPITAL STOCK
COLUMBCO DELAWARE INC.	Delaware	200,000 shares of common stock, par value $0.01 per share

COLUMBCO, INC.	Colorado	2,000 shares of common stock, par value $500.00 per share

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving entity in the merger is Columbco Delaware Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of Columbco Delaware Inc., as now in force and effect, shall be the Certificate of Incorporation of the surviving corporation.

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 02:00 PM 06/23/1999

991254451—3026651

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving entity, the address of which is Columbco Delaware Inc c/o ING North America Insurance Corporation, 5780 Powers Ferry Road, Atlanta, GA 30327-4390; Attention: B. Scott Burton.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving entity, on request and without cost, to any stockholder of Columbco, Inc. or Columbco Delaware Inc.

IN WITNESS WHEREOF, the undersigned has executed this certificate of merger, this 23rd day of June 1999.

COLUMBCO DELAWARE, INC.

by:	/s/ Michael W. Cunningham
Michael W. Cunningham, Executive Vice President

CERTIFICATE OF MERGER

OF

ING AMERICA INSURANCE HOLDINGS, INC.

INTO

COLUMBCO DELAWARE INC.

The undersigned corporation DOES HEREBY CERTIFY:

FIRST: That the name and state of domicile of each of the constituent entities in the merger is as follows:

NAME	STATE OF DOMICILE

COLUMBCO DELAWARE INC.	Delaware

ING AMERICA INSURANCE HOLDINGS, INC.	Delaware

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving entity in the merger is Columbco Delaware Inc., a Delaware corporation, which shall be renamed as provided in article FOURTH below, ING America Insurance Holdings, Inc.

FOURTH: That the Certificate of Incorporation of Columbco Delaware Inc., as now in force and effect, shall be the Certificate of Incorporation of the surviving corporation; provided that the Article thereof numbered FIRST shall be amended so that it shall read as follows:

“FIRST. The name of the corporation is ING America Insurance Holdings, Inc.”

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving entity, the address of which is Columbco Delaware Inc c/o ING North America Insurance Corporation, 5780 Powers Ferry Road, Atlanta, GA 30327-4390; Attention: B. Scott Burton.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving entity, on request and without cost, to any stockholder of ING America Insurance Holdings, Inc. or Columbco Delaware Inc.

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 03:00 PM 06/30/1999

991268241—3026651

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger.

Dated: June 30, 1999.

COLUMBCO DELAWARE, INC.

by:	/s/ Michael W. Cunningham
Name: Michael W. Cunningham
Title: Executive Vice President

CERTIFICATE OF

CHANGE OF LOCATIONS

of Registered Office

and/or Registered Agent

Executive Committee of

•

The Board of Directors of ING AMERICA INSURANCE HOLDINGS, INC., a Corporation of Delaware, on this 1st day of February A.D. 2000, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 1105 North Market, Suite 1300, in the City of Wilmington, County of New Castle Zip Code 19801.

•

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Delaware Corporate Management, Inc., 1105 North Market Street, Suite 1300, Wilmington, DE 19801.

•

ING AMERICA INSURANCE HOLDINGS, INC., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

•	IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and Attested by its Secretary, the 1st day of February, A.D. 2000.

BY:	/s/ R. Glenn Hilliard	BY:	R. Glenn Hilliard
	Signature		Printed Name
Chairman and Chief Exec, Officer

ATTEST:	/s/ John R. Barmever	ATTEST:	John R. Barmever
	Asst. Secretary’s Signature		Printed Name

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 12:35 PM 02/16/2000

001078203—3026651

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 10/24/2001 010534428—3026651

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF ADDRESS OF REGISTERED

OFFICE OF REGISTERED AGENT

The Board of Directors of ING America Insurance Holdings, Inc. a Corporation of Delaware, on this 15th day of October, A.D. 2001, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is The Corporation Trust Company, ING America Insurance Holdings, Inc. a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 19th day of October, A.D., 2001.

By:	/s/ B. Scott Burton
Name:	B. Scott Burton
Title:	Assistant Secretary

State of Delaware

Secretary of State

Division of Corporations

Delivered 11:29 AM 06/14/2012

FILED 10:51 AM 06/14/2012

SRV 120737891—3026651 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

ING America Insurance Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable in the following amendment to the Certificate of Incorporation of said corporation:

WHEREAS, the undersigned Directors of the Company desire to amend the Company’s Certificate of Incorporation by changing the Article numbered “First” so that, as amended, it shall read as follows:

“FIRST, The name of the corporation is ING U.S., Inc.”

SECOND: That in lieu of a meeting and vote of the sole Shareholder, the sole Shareholder has given consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said ING America Insurance Holdings, Inc. has caused this Certificate to be signed this 14th day of June, 2012.

BY:	/s/ Randall K. Price
TITLE: Assistant Secretary
NAME: Randall K. Price